Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2020 Quarterly Report Date and Provides September Rent Collection of 95%

PHOENIX, AZ, September 28, 2020 -- VEREIT, Inc. (NYSE: VER) ("VEREIT" or the "Company") announced that it expects to issue, jointly with its operating partnership, VEREIT Operating Partnership, L.P. (the “Operating Partnership”), its Third Quarter 2020 Quarterly Report on Form 10-Q on Thursday, November 5, 2020.

The Company will also host an earnings conference call via audio webcast on that same day at 1:30 p.m. Eastern Time to discuss the financial results. The call will be conducted by Glenn J. Rufrano, VEREIT's Chief Executive Officer, Paul McDowell, VEREIT’s Chief Operating Officer and Michael J. Bartolotta, VEREIT's Chief Financial Officer.
Rent Collection Update
As of September 22, 2020, VEREIT had received rent of approximately 87% for the second quarter, compared to 86% previously reported, 92% for July, 94% for August and 95% for September, which includes approximately 2% to be paid in arrears by a Government agency tenant.
Audio Webcast and Call Details
The live audio webcast will be available, beginning at 1:30 p.m. ET on Thursday, November 5, 2020, on the Company's Investor Relations website at: http://ir.vereit.com/. The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international). Participants should log in 10-15 minutes early.
Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10148276. The telephone replay will be available until November 19, 2020.

About VEREIT
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT has total real estate investments of $14.7 billion including approximately 3,800 properties and 88.9 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.  Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.
About the Data
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages are calculated using a denominator that reflects pre-COVID-19 rents that has not been adjusted for any rent relief granted. Amounts exclude any tenants in bankruptcy.
Forward-Looking Statements
Information set forth herein contains forward-looking statements, which reflect VEREIT's and the Operating Partnership's expectations regarding future results, events and plans, including the expectation that VEREIT and the Operating Partnership will file their Third Quarter 2020 Quarterly Report on Form 10-Q and host an earnings conference call on the announced date. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond VEREIT’s and the Operating Partnership’s control, that could cause actual events and plans or could cause VEREIT’s and the Operating Partnership's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections. These factors include the risks and uncertainties detailed from time to time in VEREIT's and the Operating Partnership's filings with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. VEREIT and the Operating Partnership disclaim any obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | PChapman@Rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com